NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact:                                                    Fred Pevow, President & CEO                             Jill Marlatt, Controller

                                                                   (713) 336-0844                                                       (713) 336-0844

Gateway Announces Acquisition from Laser

Houston – (PR Newswire) – September 27, 2010 – Gateway Energy Corporation (OTCBB: GNRG) today announced that it has entered into an agreement to acquire natural gas pipeline assets from Laser Pipeline Company, LP (“Laser”) for $1.1 million. The acquisition is expected to close on or before October 22, 2010, if certain conditions are met.

            The assets being purchased include four natural gas pipelines that deliver natural gas into poultry processing and rendering plants owned by Tyson Foods, Inc. (“Tyson”). The Tyson plants are located in Center, Texas, Seguin, Texas, Sedalia, Missouri, and Texarkana, Arkansas. In connection with the acquisition, Gateway is acquiring exclusive, long-term contracts with Tyson to transport natural gas at a fixed tariff rate into each plant.

            Gateway expects to finance the acquisition through a combination of cash on hand bank debt, and common stock.  The form and terms of any such financing is expected to be finalized in the coming weeks.

            Fred Pevow, President and CEO, commented, “The Laser transaction accomplishes a number of strategic objectives for us as we implement our plan to transform Gateway. First, it is immediately accretive to earnings and cash flow per share. Second, it increases the size and diversification of our asset base with long-term, stable cash flow. Third, we should be able to manage the new assets without a material increase in general and administrative expenses.”

            Gateway management will hold a conference call and Q&A session on Tuesday, September 28, 2010 at 12:00 PM Eastern to further discuss the acquisition. The dial-in phone number (U.S. toll free) for the conference call is (800) 860-2442. Presentation slides accompanying the information discussed will be available on the Company’s website at www.gatewayenergy.com.

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About Gateway Energy

 Gateway Energy Corporation owns and operates natural gas distribution, transportation, and gathering systems onshore in the continental United States and in federal and state waters of the Gulf of Mexico.

Safe Harbor Statement

Certain of the statements included in this press release, which express a belief, expectation or intention, as well as those regarding future financial performance or results (including, without limitation, the timing of the closing, future revenue from the assets acquired, our ability to manage the new assets without a material increase in general and administrative expense and Gateway’s financing plans), or which are not historical facts, are “forward-looking” statements as that term is defined in the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. The words “expect”, “plan”, “believe”, “anticipate”, “project”, “estimate”, and similar expressions are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance or events and such statements involve a number of risks, uncertainties and assumptions, including but not limited to industry conditions, prices of crude oil and natural gas, regulatory changes, general economic conditions, interest rates, competition, and other factors. Should one or more of these risks or uncertainties materialize or should the underlying assumptions prove incorrect, actual results and outcomes may differ materially from those indicated in the forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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